Exhibit 23.1

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Safety Insurance Holdings, Ltd.
Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-107203, 333-145541 and 333-153628) of American Safety Insurance Holdings, Ltd., of our reports dated March 16, 2010 relating to the consolidated financial statements and financial statement schedules, and the effectiveness of American Safety Insurance Holdings, Ltd’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 16, 2010